La Jolla Pharmaceutical Company Announces Third Quarter 2015
Financial Results and Recent Corporate Progress

SAN DIEGO, CA - November 6, 2015 - La Jolla Pharmaceutical Company (NASDAQ: LJPC) (the Company or La Jolla), a leader in the development of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases, today reported third quarter 2015 financial results and highlighted recent corporate progress.

Recent Corporate Progress

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La Jolla initiated a Phase 1 clinical trial of LJPC-401, the Company’s novel formulation of hepcidin, in patients at risk of iron overload due to conditions such as hereditary hemochromatosis, beta thalassemia and sickle cell disease. Preliminary results from this clinical trial are anticipated by the end of 2015.

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La Jolla received a positive opinion from the European Medicines Agency (EMA) Committee for Orphan Medicinal Products (COMP), which the European Commission subsequently adopted, for designation of LJPC-401 as an orphan medicinal product for the treatment of beta thalassemia intermedia and major.

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La Jolla and Vanderbilt University entered into an exclusive, worldwide research and license agreement covering Vanderbilt’s research program and intellectual property rights relating to small-molecule kinase inhibitors designed to selectively block specific members of the bone morphogenetic protein (BMP) type-I receptor family, for the potential treatment of fibrodysplasia ossificans progressiva (FOP), acquired heterotopic ossification, muscular dystrophies including Duchenne muscular dystrophy, anemia of chronic disease, cancer, cardiovascular diseases and inflammatory bowel disease.

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La Jolla received orphan drug designation from the U.S. Food and Drug Administration (FDA) Office of Orphan Products Development on two novel compounds, which were licensed from Vanderbilt University, for FOP.

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La Jolla completed an underwritten public offering of approximately 2.9 million shares of common stock, which includes the full exercise of the underwriters’ overallotment option, at a public offering price of $38.00 per share. The Company received total net proceeds of approximately $104.6 million from this offering.

“The second half of 2015 is off to an exciting and productive start for La Jolla, highlighted by the initiation of our Phase 1 clinical trial for LJPC-401, continued progress with our Phase 3 clinical trial of LJPC-501, the receipt of a positive opinion for designation of LJPC-401 as an orphan medicinal product in Europe and the receipt of orphan drug designation for two of the recently licensed compounds from Vanderbilt in the U.S.,” said George Tidmarsh, M.D., Ph.D., La Jolla’s President and Chief Executive Officer. “We look forward to building on this momentum, with the anticipation of preliminary results from the LJPC-401 Phase 1 clinical trial by the end of this year and results from the LJPC-501 Phase 3 clinical trial by the end of 2016.”

Results of Operations

As of September 30, 2015, La Jolla had $135.1 million in cash and cash equivalents, compared to $48.6 million as of December 31, 2014. The increase in cash and cash equivalents was primarily due to cash provided by our common stock offering that was completed in September 2015, which was partially offset by net cash used for operating activities. Based on current operating plans and projections, La Jolla believes that its current cash and cash equivalents are sufficient to fund operations into 2018.

La Jolla’s net cash used for operating activities for the three and nine months ended September 30, 2015 was $5.5 million and $16.7 million, respectively, compared to net cash used for operating activities of $2.8 million and $7.5 million, respectively, for the same periods in 2014. La Jolla’s net loss for the three and nine months ended September 30, 2015 was $10.5 million and $30.1 million, or $0.70 per share and $1.99 per share, respectively, compared to a net loss of $5.1 million and $14.5 million, or $0.37 per share and $1.58 per share, respectively, for the same periods in 2014. During the three months ended September 2015, La Jolla recognized approximately $0.6 million of contract revenue, which was pursuant to a services agreement under which La Jolla provides research and development services to a related party. The net loss includes noncash, share-based compensation expense of $3.1 million and $10.3 million for the three and nine months ended September 30, 2015, respectively, compared to $1.7 million and $6.6 million of noncash, share-based compensation expense, respectively, for the same periods in 2014.

The increases in net cash used for operating activities and net loss in 2015 as compared to 2014 were primarily due to increased clinical development costs associated with the continuation of the Phase 3 clinical trial of LJPC-501 in catecholamine-resistant hypotension and the costs associated with the initiation of the Phase 1 clinical trial of LJPC-401 in iron overload. In addition, there were increases in personnel and related costs, which were mainly due to the hiring of additional personnel and increased facility costs to support the increased development and clinical activities.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases. The Company has several product candidates in development. LJPC-501 is La Jolla’s proprietary formulation of angiotensin II for the potential treatment of catecholamine-resistant hypotension. LJPC-401 is La Jolla’s novel formulation of hepcidin for the potential treatment of conditions characterized by iron overload, such as hereditary hemochromatosis, beta thalassemia and sickle cell disease. LJPC-30Sa and LJPC-30Sb are Jolla’s next-generation gentamicin derivatives for the potential treatment of serious bacterial infections and rare genetic disorders, such as cystic fibrosis and Duchenne muscular dystrophy. For more information on La Jolla, please visit www.ljpc.com.

Forward Looking Statement Safe Harbor

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the Company’s future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from these forward-looking statements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), all of which are available free of charge on the SEC’s web site www.sec.gov. These risks include, but are not limited to, risks relating to: the timing for commencement of clinical studies, the anticipated timing for completion of such studies, and the anticipated timing for regulatory actions; the success of future development activities for LJPC-501, LJPC-401, LJPC-30Sa and LJPC-30Sb; potential indications for which LJPC-501, LJPC-401, LJPC-30Sa and LJPC-30Sb may be developed; and the expected duration over which the Company’s cash balances will fund its operations. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company's reports filed with the SEC. The Company expressly disclaims any intent to update any forward-looking statements.

LA JOLLA PHARMACEUTICAL COMPANY
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue
Contract revenue - related party	$647	$—	$647	$—
Total revenue	647	—	647	—
Expenses
Research and development	7,781	2,625	19,637	6,218
General and administrative	3,353	2,436	11,122	8,259
Total expenses	11,134	5,061	30,759	14,477
Loss from operations	(10,487)	(5,061)	(30,112)	(14,477)
Other income, net	13	9	33	13
Net loss and comprehensive loss	$(10,474)	$(5,052)	$(30,079)	$(14,464)
Basic and diluted net loss per share	$(0.70)	$(0.37)	$(1.99)	$(1.58)
Shares used in computing basic and diluted net loss per share	14,899	13,646	15,129	9,131

LA JOLLA PHARMACEUTICAL COMPANY
Condensed Consolidated Balance Sheets
(in thousands, except share and par value amounts)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$135,055	$48,555
Restricted cash	237	37
Prepaid clinical expenses	360	1,528
Prepaid expenses and other current assets	484	137
Total current assets	136,136	50,257
Property and equipment, net	1,751	279
Other assets	57	—
Total assets	$137,944	$50,536

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,567	$730
Accrued expenses	1,145	926
Accrued payroll and related expenses	629	424
Total current liabilities	4,341	2,080
Shareholders’ equity:
Common Stock, $0.0001 par value; 100,000,000 shares authorized, 18,241,509 and 15,225,980 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	2	2
Series C-1[2] Convertible Preferred Stock, $0.0001 par value; 11,000 shares authorized, 3,906 and 3,917 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	3,906	3,917
Series F Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized, 2,737 and 2,798 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	2,737	2,798
Additional paid-in capital	643,651	528,353
Accumulated deficit	(516,693)	(486,614)
Total shareholders’ equity	133,603	48,456
Total liabilities and shareholders' equity	$137,944	$50,536

Company Contact

George F. Tidmarsh, M.D., Ph.D.
President & Chief Executive Officer
La Jolla Pharmaceutical Company
Phone: (858) 207-4264
Email: gtidmarsh@ljpc.com

and

Dennis M. Mulroy
Chief Financial Officer
La Jolla Pharmaceutical Company
Phone: (858) 433-6839
Email: dmulroy@ljpc.com